Sub-Item 77Q1(e): Copies of New or Amended Investment Advisory
Contracts

Amended Annex A dated August 17, 2017 to the Management
Agreement dated April 30, 1997 between Registrant, Goldman Sachs Asset Management, L.P., Goldman Sachs Funds Management L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(8) to Post-Effective Amendment No. 624 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 24, 2017 (Accession
No. 0001193125-17-266933).

Assumption Agreement dated September 1, 2017 between Goldman
Sachs Asset Management International and Goldman Sachs Asset
Management, L.P. (with respect to the Goldman Sachs Emerging
Markets Equity Fund, Goldman Sachs Asia Equity Fund and Goldman
Sachs N-11 Equity Fund) is incorporated herein by reference to Exhibit
(d)(14) to Post-Effective Amendment No. 626 to the Registrant's
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September 15, 2017 (Accession No.
0001193125-17-286413).